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                                                                   EXHIBIT 23.1

Ernst & Young LLP
Certified Public Accountants & Management Consultants


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Consultant Stock Plan of our report dated March 30, 1998, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission

                                                   /s/ Ernst & Young, LLP


Washington, D.C.
March 9, 1999